POWER OF ATTORNEY

The undersigned understands that, from time to time, the Mineral Mountain Companies (defined below) is required to prepare, execute and file certain federal and state securities laws filings.

Know all by these present that the undersigned hereby constitutes and appoints each of Sheldon Karasik, Peter Papasavas, Kemper Rojas or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare and execute in the name of each of the Mineral Mountain Companies, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of S-1 or S-3 registration statements, Forms D ("Form D") required to be filed in accordance with Rule 503 ("Rule 503") promulgated with respect to Sections 3 and 4 of the Securities Act of 1933 (the "1933 Act"), and reports and filings required by Sections 12, 13, 14, 15 and 16 of the Securities Exchange Act of 1934 (the "1934 Act") or any rule or regulation of the SEC;

(2) prepare and execute for and on behalf of each of the Mineral Mountain Companies, in the undersigned's capacity as a Chairman, authorized person, officer and/or director of each of the Mineral Mountain Companies, federal and state securities laws filings including without limitation S-1 or S-3 registration statements and supporting documents, Forms D pursuant to Rule 503 and Schedules 13D and 13G, and Forms 3, 4, and 5 in accordance with Sections 12, 13, 14, 15 and 16 of the 1934 Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of each of the Mineral Mountain Companies which may be necessary or desirable to complete and execute any such federal and state securities laws reports and filings including without limitation S-1 or S-3 registration statements, Forms D, Schedules 13D and 13G, Forms 3, 4, and 5, Forms required by Sections 12, 13, 14, 15 and 16 of the 1934 Act, and complete and execute any amendment or amendments thereto, and timely file such forms with the SEC and the securities administrators of any state, the District of Columbia, the Commonwealth of Puerto Rico, Guam and the United States Virgin Islands or their designees and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, whether the same needs to be executed, taken or done by him in his capacity as a current or former member, partner, shareholder, director or officer of any company, partnership, corporation, organization, firm, branch or other entity connected with, related to or affiliated with any of the entities constituting the Mineral Mountain Companies or entities that directly or indirectly hold interests in the Mineral Mountain Companies.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation Rule 503 of the 1933 Act or Section 13 and Section 16 of the 1934 Act.

This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in-fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an attorney-in-fact is no longer employed or retained by Mineral Mountain Mining & Milling Company or its affiliates, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney, and (ii) the undersigned may terminate or revoke this Power of Attorney at any time.

For purposes hereof, the "Mineral Mountain Companies" shall consist of: (i) Mineral Mountain Mining & Milling Company, and (ii) the subsidiaries and affiliates of the foregoing, including without limitation Nomadic Gold Mines, Inc. and Lander Gold Mines, Inc.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25 day of January, 2018.

Name: Sheldon Karasik
Title: Chairman and CEO
Company: Mineral Mountain Mining & Milling Company

Notary Seal and Signature:

WILTON J RODRIGUEZ
Notary Public - State of New York
NO. 01RO6359297
Qualified in New York County
My Commission Expires May 22, 2021